Filed with the Securities and Exchange Commission on May 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LCA-Vision Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-2882328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7840 Montgomery Road

Cincinnati, Ohio 45236

(Address of principal executive offices) (Zip code)

LCA-Vision Inc.

2011 Stock Incentive Plan

(Full title of the plan)

Michael J. Celebrezze

Senior Vice President of Finance,

Chief Financial Officer and Treasurer

LCA-Vision Inc.

7840 Montgomery Road

Cincinnati, Ohio 45236

(513) 792-9292

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee
Common Stock, $0.001 par value	1,600,000	$5.35	$8,560,000	$993.82

[1]	The securities to be registered include options and rights to acquire Common Stock.
[2]

This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such shares pursuant to the antidilution provisions of the plan.

[3]

The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, upon the average of the high and low prices of the Common Stock on May 19, 2011, as reported on The Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

(a)	The registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010;

(b)	All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2010, provided, however, that any material furnished to the Commission on Current Reports on Form 8-K pursuant to Items 2.02. 7.01 or 9.01 thereof shall not be deemed incorporated by this reference; and

(c)	The description of the registrant’s Common Stock contained in its registration statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Bylaws of the registrant generally provide that the registrant shall indemnify each current or former director or officer who is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the registrant, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The registrant shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the registrant. The registrant may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Bylaws or otherwise.

Such indemnification is in addition to, and not exclusive of, any other rights to which the indemnified person may be entitled under the Delaware General Corporation Law or the registrant’s Articles of Incorporation or Bylaws or any agreement, vote of shareholders or disinterested directors, or otherwise. The registrant also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

Item 9. Undertakings

* (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

*(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of May 20, 2011.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Senior Vice President of Finance,
Chief Financial Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of LCA-Vision Inc. whose signatures appear below, hereby constitute and appoint Michael J. Celebrezze and David L. Thomas, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 20, 2011.

/s/ David L. Thomas	Chief Operating Officer
David L. Thomas	(Co-Principal Executive Officer)

/s/ Michael J. Celebrezze	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Co-Principal Executive Officer, Principal Financial and Accounting Officer)
Michael J. Celebrezze

/s/ E. Anthony Woods	Chairman of the Board
E. Anthony Woods

/s/ William F. Bahl	Director
William F. Bahl

/s/ John H. Gutfreund	Director
John H. Gutfreund

/s/ John C. Hassan	Director
John C. Hassan

/s/ Edgar F. Heizer III	Director
Edgar F. Heizer III